REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM SB-2

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        KETNER GLOBAL INVESTMENTS, INC.
		----------------------------------------------
                (Name of small business issuer in its charter)

                                     8711
			  ---------------------------
                          Primary Standard Industrial
                          Classification Code Number


            	    Nevada                            20-4130012
	-------------------------------		----------------------
 	(State or other jurisdiction of   	   (I.R.S. employer
 	incorporation or organization) 		identification number)


      	       1100 North University Avenue
               		Suite 135                  	   72207
        	 Little Rock, Arkansas
	----------------------------------------	----------
	(Address of principal executive offices) 	(Zip code)


Issuer's telephone number: 1-800-280-8192 or 1-501-553-9198 (outside the U.S.)

SEC File Number: XXX-XXXXXX

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]



CALCULATION OF REGISTRATION FEE

Title of each class of	Amount to be	Proposed         Proposed      	  Amount of
securities to be      	registered  	maximum          maximum       	  registration
registered                        	offering price   aggregate     	  fee
                                   	per unit (1)(2)	 offering price
----------------------  ------------	---------------	 --------------	  ------------
Common Stock offered
by our Selling
Stockholders  		349,340     	$.50             $174,670      	  $18.70



  (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.


				  PROSPECTUS

                        KETNER GLOBAL INVESTMENTS, INC.

The selling shareholders are offering up to 349,340 shares of common stock. The selling shareholders will offer and sell their shares at $.50 per share until our shares are quoted on the OTC Bulletin Board, and, assuming we secure this qualification for quotation, thereafter at prevailing market prices or privately negotiated prices. We will not receive proceeds from the sale of shares from the selling shareholders.

There are no underwriting commissions involved in this offering. We have agreed to pay all the costs of this offering. Selling shareholders will pay no offering expenses.

Prior to this offering, there has been no market for our securities. Our common stock is not now listed on any national securities exchange, the NASDAQ stock market, or the OTC Bulletin Board. There is no guarantee that our securities will ever trade on the OTC Bulletin Board or other exchange.

THIS OFFERING IS HIGHLY SPECULATIVE AND THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE 4.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is November 9th, 2006.




                               TABLE OF CONTENTS


Summary Information and Risk Factors.......................................3
Use of Proceeds............................................................5
Determination of Offering Price............................................6
Dilution...................................................................6
Selling Shareholders.......................................................6
Plan of Distribution.......................................................7
Legal Proceedings..........................................................7
Directors, Executive Officers, Promoters,
    and Control Persons....................................................8
Security Ownership of Certain Beneficial
    Owners and Management..................................................9
Description of Securities..................................................10
Interest of Named Experts..................................................10
Disclosure of Commission Position on
    Indemnification for Securities Liabilities.............................10
Description of Business....................................................10
PLAN of Operations.........................................................12
Description of Property....................................................12
Certain Relationships and Related Transactions.............................13
Market for Common Equity and Related Stockholder Matters...................13
Executive Compensation.....................................................15
FINANCIAL STATEMENTS.......................................................15
Changes in and Disagreements with Accountants on
    Accounting and Financial Disclosure....................................21




                     SUMMARY INFORMATION AND RISK FACTORS

You should  carefully  read  all  information  in the prospectus, including the
financial  statements  and  their  explanatory  notes,   under   the  Financial
Statements prior to making an investment decision.

Organization

Ketner Global Investments, Inc. was incorporated in the state of Nevada on December 31, 2005. On January 1, 2006, Ketner Global Investments, Inc. formally commenced operations at the address of 3904 Warwick, Colleyville, Texas 76034. On August 31, 2006, the company moved its corporate office to Little Rock Arkansas.

Our current address is 1100 North University Avenue, Suite 135, Little Rock Arkansas, 72207, and our phone number is 1-800-280-8192.

Business

We are an engineering and management consulting company providing services for, but not limited to, large scale manufacturing industries. Our clients are typically in the aircraft and automotive industries. We also intend to invest in companies within these industries that we provide engineering consulting work. Currently, our primary revenue generation is done by consulting for these larger firms. On April 10, the company signed a contract with a major aircraft manufacturer in Little Rock Arkansas. The contract is a "Time and Material" type contract in which Ketner Global Investments, Inc. has been contracted to aid in the reduction of delivery times for aircraft produced at this facility by providing engineer consulting personal that specialize in this field.


We are:

- An Engineering Consulting firm

- Searching for investments in companies we provide consulting work

- Seeking additional contracts in the engineering and manufacturing environments.


Since our inception, we have devoted our activities to the following:

- Developing our business plan for North and South American Markets

- Providing Engineering consulting services

- Pursuing additional Engineering Consulting Contracts

- Developing our long term business strategies in the Global Market place



The Offering

As of the date of this prospectus, we have 5,000,000 shares of common stock authorized, and 4,449,340 of common stock outstanding.

The selling shareholders are offering up to 349,340 shares of common stock. The selling shareholders will offer and sell their shares at $.50 per share until our shares are quoted on the OTC Bulletin Board, and, assuming we secure this qualification for quotation, thereafter at prevailing market prices or privately negotiated prices. We will pay all expenses of registering the securities. We will not receive any proceeds of the sale of these securities.

Financial Summary

Because this is only a financial summary, it does not contain all the financial information that may be important to you. Therefore, you should carefully read all the information in this prospectus, including the financial statements and their explanatory notes before making an investment decision.



 FOR THE NINE MONTHS ENDED SEPTEMEBER 30, 2006 AND THE YEAR ENDED DECEMBER 31,
                                     2005
  WITH CUMULATIVE TOTALS FOR THE PERIOD DECEMBER 31, 2005 (INCEPTION) THROUGH
                        SEPTEMBER 30, 2006 (UNAUDITED)


                        	JANUARY 1, 2006		DECEMBER 31, 2005	DECEMBER 31, 2005
				    THROUGH					     THROUGH
			       SEPTEMBER 30, 2006				SEPTEMBER 30, 2006
			       ------------------	-----------------	------------------

REVENUES                		 $ 42,562		   $  -0-           	  $ 42,562
TOTAL OPERATING EXPENSES   		   15,709                     -0-             	    15,709
INTEREST EXPENSE             		    1,134                     -0-                    1,134
TOTAL OTHER (EXPENSE)      		  (27,415)                    -0-                  (27,415)
NET PROFIT (LOSS)       		 $ (1,696)                 $  -0-           	  $ (1,696)


            BALANCE SHEET CUMULATIVE DECEMBER 31, 2005 (INCEPTION)
                    THROUGH SEPTEMBER 30, 2006 (UNAUDITED)


TOTAL ASSETS                                                                              $ 99,598
TOTAL LIABILITIES                                                                           39,759
ACCUMULATED DEFICIT                                                                         (1,696)
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                                                        25,037
TOTAL MEMBERS EQUITY (DEFICIT)                                                              36,498
TOTAL LIABILITIES, STOCKHOLDERS' AND MEMBERS EQUITY (DEFICIT)                             $ 99,598
											  --------

                                 RISK FACTORS

In addition to the other information provided in this prospectus, you should carefully consider the following risk factors in evaluating our business before purchasing any of our common stock. All material risks are discussed in this section.

WE ARE A NEW AND DEVELOPING COMPANY WITH LIMITED REVENUES AND A LIMITED HISTORY OF OPERATIONS. OUR POOR FINANCIAL CONDITION RAISES SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN. YOU WILL BE UNABLE TO DETERMINE WHETHER WE WILL BE ABLE TO CONTINUE TO GROW, AND STAY PROFITABLE.

We are a new and developing company that as of September 30, 2006, has had limited cash generation, and limited cash on hand. We incurred a net loss for the nine months ended September 30, 2006 of $1,696.

We did raise $20,588 in cash from a private offering of our shares between January 2006 and September 2006 in order to commence operations. To stay and become more profitable we will need to continually secure and maintain contracts in our market place. We also hope to be able to raise additional funds from an offering of our stock in the future. We have no agreements, commitments or understandings in place concerning this type of offering. This offering may not occur, or if it occurs, may not raise the required funding.

Our ability to continue as a going concern is dependent on our ability to continually secure and maintain contracts in our market place, however we may not be able to maintain and secure contracts in the future. Our independent auditors have indicated that there is substantial doubt about our ability to continue as a going concern over the next twelve months. Our limited history of operations, and limited available funds on hand could inhibit our ability to achieve our business plans. Because we have only a limited history of operations, an investor cannot determine if we will stay profitable, and continue as a going concern.

BECAUSE INSIDERS CONTROL OUR ACTIVITIES, THEY MAY CAUSE US TO ACT IN A MANNER THAT IS MOST BENEFICIAL TO THEM AND NOT TO OUTSIDE SHAREHOLDERS, WHICH COULD CAUSE US NOT TO TAKE ACTIONS THAT OUTSIDE INVESTORS MIGHT VIEW FAVORABLY.

Our executive officers, directors, and holders of 5% or more of our outstanding common stock beneficially own approximately 80% of our outstanding common stock. As a result, they effectively control all matters requiring director and stockholder approval, including the election of directors, the approval of significant corporate transactions, such as mergers and related party transaction. These insiders also have the ability to delay or perhaps even block, by their ownership of our stock, an unsolicited tender offer. This concentration of ownership could have the effect of delaying, deterring or preventing a change in control of our company that you might view favorably.

OUR MANAGEMENT DECISIONS ARE MADE BY OUR FOUNDER AND PRESIDENT, MR. JAMES KETNER, IF WE LOSE HIS SERVICES, OUR REVENUES MAY BE REDUCED.

The success of our business is dependent upon the expertise of our President, Mr. Ketner. Because Mr. Ketner is essential to our operations, you must rely on his management decisions. Mr. Ketner will continue to control our business affairs after this filing. We have not obtained any key man life insurance relating to Mr. Ketner. If we lose his services, we may not be able to hire and retain another President with comparable experience. As a result, the loss of Mr. Ketner's services could reduce our revenues. We have no written employment agreement or covenant not to compete with President Ketner.

BECAUSE  OUR COMMON STOCK IS CONSIDERED A PENNY STOCK, ANY  INVESTMENT  IN  OUR
COMMON  STOCK   IS   CONSIDERED  A  HIGH-RISK  INVESTMENT  AND  IS  SUBJECT  TO
RESTRICTIONS ON MARKETABILITY; YOU MAY BE UNABLE TO SELL YOUR SHARES.

We are subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to its customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

SALES OF OUR COMMON STOCK NOT ISSUED UNDER THE STANDBY EQUITY DISTRIBUTION AGREEMENT OR THE PLACEMENT AGENT AGREEMENT UNDER RULE 144 COULD REDUCE THE PRICE OF OUR STOCK.

There are 1,000,000 shares of our common stock held by non-affiliates and approximately 4,000,000 shares of our common stock held by affiliates Rule 144 of the Securities Act of 1933 defines as restricted securities.

349,340 of our shares being held by non-affiliates are being registered under this registration statement and will be available for sale when the registration statement is declared effective. All of our shares held by affiliates will be subject to the resale restrictions of Rule 144. In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least one year, may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price. These restrictions do not apply to resale under Rule 144(k) for non-affiliates holding unregistered shares for at least two years. The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

BECAUSE WE DO NOT HAVE AN AUDIT OR COMPENSATION COMMITTEE, SHAREHOLDERS WILL HAVE TO RELY ON THE ENTIRE BOARD OF DIRECTORS, ALL OF WHICH ARE NOT INDEPENDENT, TO PERFORM THESE FUNCTIONS.

We do not have an audit or compensation committee comprised of independent directors. Indeed, we do not have any audit or compensation committee. These functions are performed by the board of directors as a whole. All members of the board of directors are not independent directors. Thus, there is a potential conflict in that board members who are management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

SPECIAL INFORMATION REGARDING FORWARD LOOKING STATEMENTS

Some of the statements in this prospectus are "forward-looking statements." These forward-looking statements involve certain known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among others, the factors set forth above under "Risk Factors." The words "believe," "expect," "anticipate," "intend," "plan," and similar expressions identify forward-looking statements. We caution you not to place undue reliance on these forward-looking statements. We undertake no obligation to update and revise any forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements in this document to reflect any future or developments. However, the Private Securities Litigation Reform Act of 1995 is not available to us as a penny stock issuer and thus we may not rely on the statutory safe harbor from liability for forward-looking statements. Further, Section 27A(b)(2)(D) of the Securities Act and Section 21E(b)(2)(D) of the Securities Exchange Act expressly state that the safe harbor for forward looking statements does not apply to statements made in connection with this offering.

USE OF PROCEEDS

Not applicable. We will not receive any proceeds from the sale of shares offered by the selling shareholders.

DETERMINATION OF OFFERING PRICE

Not applicable. The selling stockholders may offer their shares through public or private transactions, on or off OTCBB, at prevailing market prices, or at privately negotiated prices.

DILUTION

Not applicable. We are not offering any shares in this registration statement. All shares are being registered on behalf of our selling shareholders.

SELLING SHAREHOLDERS

The selling shareholders named below are selling the securities. The table assumes that all of the securities will be sold in this offering. However, any or all of the securities listed below may be retained by any of the selling shareholders, and therefore, no accurate forecast can be made as to the number of securities that will be held by the selling shareholders upon termination of this offering. These selling shareholders acquired their shares by purchase in a single private placement exempt from registration under section 4(2) any of the Securities Act of 1933. We believe that the selling shareholders listed in the table have sole voting and investment powers with respect to the securities indicated. We will not receive any proceeds from the sale of the securities by the selling shareholders. No selling shareholders are broker-dealers or affiliates of broker-dealers.


          	           Number of Shares
                           being Registered
Name                             [1]
-------------------------  ----------------

Jacqueline Alain                      1,000
William C. Cunningham III             1,000
Eric Hanson                             400
Tommy Hanson                            400
Gary W. Jones                           200
Tracy K. Joseph                         400
Jonathan Keenan                       1,000
Phyllis Ketner                          200
Adam S. Kirosingh                     2,940
Gayla Moss                              200
Matrix Developers Inc.              300,000
Bryan O'Clair                           500
Jennifer O'Clair                        500
Dick Owston                             200
Pag & Pag, Inc.                       8,000
Rodrigo J. Rameriz                   10,000
Chad Thadea                             200
Eilleu Thadea                           200
David Thadeu                          2,000
Greg Wallis                          20,000
			   ----------------
TOTAL                               349,340
			   ================


[1]      All shares owned by each selling shareholder are being registered and, if sold, no selling shareholder will own any of our stock after this offering. No shareholder has any relationship with us.

Blue Sky

Thirty-five states have what is commonly referred to as a "manual exemption" for secondary trading of securities such as those to be resold by selling stockholders under this registration statement. In these states, so long as we obtain and maintain a listing in Standard and Poor's Corporate Manual, secondary trading can occur without any filing, review or approval by state regulatory authorities in these states. These states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, District of Columbia, Nevada, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nebraska, Nevada, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Utah, Washington, West Virginia, and Wyoming. We cannot secure this listing, and thus this qualification, until after this registration statement is declared effective. Once we secure this listing, secondary trading can occur in these states without further action.

All our shareholders currently reside in these states or outside the U.S. We intend to make appropriate filings in California, Illinois and Georgia, or comply with all secondary trading exemptions in such states, to permit sales of the securities registered in this offering.

PLAN OF DISTRIBUTION

The selling shareholders are offering up to 349,340 shares of common stock. The selling shareholders will offer and sell their shares at $.50 per share until our shares are quoted on the OTC Bulletin Board, and, assuming we secure this qualification for quotation, thereafter at prevailing market prices or privately negotiated prices.

Our common stock is not currently quoted on the OTCBB. No market may ever develop for our stock. The selling stockholders may sell any of its common shares offered under this Prospectus from time to time. Sales may be made directly or through brokers or dealers in connection with trades by the selling stockholders through the OTCBB or otherwise. To the extent required by applicable law, a supplement to the Prospectus relating to the common shares being offered will set forth the terms of the offering of the common shares, including the name or names of any underwriters, dealers or agents, the purchase price of the common shares and the proceeds to the selling stockholders from such sale, any delayed delivery arrangements, any underwriting discounts and other items constituting underwriters' compensation, the initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers.

If dealers are used in the sale of common shares with respect to which this Prospectus is delivered or with respect to any block trades, the selling shareholder will sell such common shares to the dealers as principals. The dealers may then sell such common shares to the public at varying prices to be determined by such dealers at the time of resale. The name of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to the extent required by law.

In connection with the sale of the common shares, agents may receive compensation from the selling stockholders or from purchasers of common shares for whom they may act as agents in the form of discounts, concessions or commissions. Agents and dealers participating in the distribution of the common shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and any discounts or commissions received by them from the selling shareholder and any profit on the resale of the common shares by them may be deemed to be underwriting discounts or commissions under such Act.

Upon our being notified by a selling stockholders of any change in the identity of the selling stockholders or that any material arrangement has been entered into with a broker or dealer for the sale of any common shares through a secondary distribution, or a purchase by a broker or dealer, a prospectus supplement will be filed, if required, pursuant to Rule 424(b) under the Securities Act of 1933, disclosing: (i) the names of such brokers or dealers, the number of common shares to be sold; (ii) the price at which such common shares are being sold; (iii) the commissions paid or the discounts or concessions allowed to such brokers or dealers; (iv) where applicable, that such broker or dealer did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, as supplemented or amended; (v) any change in the identity of the selling stockholders; and other facts material to the transaction.

Agents and dealers may be indemnified under agreements entered into with the selling shareholder against civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments that such agents, dealers, or underwriters may be required to make with respect thereto. Agents and dealers may be customers of, engage in transactions with, or perform services for the selling shareholder in the ordinary course of business.

OTC Bulletin Board Considerations

The OTC Bulletin Board is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTC Bulletin Board. The SEC's order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Bulletin Board.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can de-list issuers for not meeting those standards, the OTC Bulletin Board has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. The NASDAQ cannot deny an application by a market maker to quote the stock of a company. The only requirement for inclusion in the bulletin board is that the issuer be current in its reporting requirements with the SEC.

Although we anticipate listing on the OTC Bulletin board will increase liquidity for our stock, investors may have greater difficulty in getting orders filled because it is anticipated that if our stock trades on a public market, it initially will trade on the OTC Bulletin Board rather than on NASDAQ. Investors' orders may be filled at a price much different than expected when an order is placed. Trading activity in general is not conducted as efficiently and effectively as with NASDAQ-listed securities.

Investors must contact a broker-dealer to trade OTC Bulletin Board securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker.

Bulletin board transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the bulletin board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders
- an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because bulletin board stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

LEGAL PROCEEDINGS

There are no pending or threatened lawsuits against us.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

The board of directors elects our executive officers annually. A majority vote of the directors who are in office is required to fill vacancies. Each director shall be elected for the term of one year, and until his successor is elected and qualified, or until his earlier resignation or removal. Our directors and executive officers are as follows:


Name                       	Age	Position
---------------------------	---	----------------------------
James Ketner               	40 	President/CEO/Chairman
Michelle LynRay            	34 	Secretary/Treasurer/Director
John Mastoloni             	37 	VP/Director
Alexander Borges dos Santos	45 	VP/Director


Mr. Ketner joined us in December 2005 as the President, CEO and Chairman of the Board of directors. He has served as an engineering consultant for large fortune 500 companies for the last 18 years. Mr. Ketner directed a privately owned company for 14 years before going into semi-retirement in 2002. In his capacity as President and CEO, Mr. Ketner currently devotes approximately 100% of his time to our business and anticipates that during the next 12 months he will devote approximately 100% of his time to our business. Mr. Ketner will continue to be able to devote the time necessary to Ketner Global Investments to assure successful implementation of our business plan.

Ms. LynRay joined us in July 2006. For over 9 years, she directed as an owner, operator, and manager of a privately held small business. She has a successful track record of directing a business to achieve profitability and growth through marketing, sales and management skills. In her capacity as Secretary/Treasurer/Director, Ms. LynRay currently devotes approximately 100% of her time to our business and anticipates that during the next 12 months she will devote approximately 100% of her time to our business.

Mr. Mastoloni joined us in December 2005. He has over 15 years of experience consulting companies to achieve their goals in today's high end rendering and computing environments. Mr. Mastoloni founded M2 systems in 1998, a company which initially provided services to the jewelry industry. Mr. Mastoloni diversified M2 systems into a multi million dollar company which touches many different industries such as medical, aerospace, automotive, and various manufacturing and design corporations as well as the jewelry industry. Mr. Mastoloni currently has a limited participation in Ketner Global Investments, but will be devoting more of his time in the near future.

Mr. Borges joined us in December 2005. He has over 29 years of experience as an architectural engineer in the design and construction industry. He has a proven track record of managing projects from initial conception to project management, while maintaining organization, scheduling, and project financing. Mr. Borges has been a consultant for several architectural firms in New York City. Mr. Borges currently has a limited participation in Ketner Global Investments, but will be devoting more of his time in the near future as the company's South American operations mature.

Family Relationships

There are no family relationships among our officers or directors.

Legal Proceedings

No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last five years in any of the following:

- Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

- Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

- Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

- Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth the ownership, as of the date of this prospectus, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown. The business address for all persons is 1100 North University Avenue, Suite 135, Little Rock, Arkansas 72207.


Shareholders               	Number of Shares	Percentage
---------------------------	----------------	------------
James Ketner               	3,900,000  		78%
Michelle LynRay            	80,000     		1.6%
John Mastoloni             	10,000     		Less than 1%
Alexander Borges dos Santos	10,000     		Less than 1%


This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based upon 5,000,000 shares of common stock authorized as of September 30, 2006.

DESCRIPTION OF SECURITIES

The following description as a summary of the material terms of the provisions of our Articles of Incorporation and Bylaws as they relate to our capital structure. The Articles of Incorporation and Bylaws have been filed as exhibits to the registration statement of which this prospectus is a part.

Common Stock

We have 5,000,000 authorized shares of common stock with $.001 par value. As of September 30, 2006, there were 4,449,340 shares of our common stock issued and outstanding. All shares are equal to each other with respect to liquidation and dividend rights. Holders of voting shares are entitled to one vote for each share that they own at any shareholders' meeting. Holders of our shares of common stock do not have cumulative voting rights.

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the shareholders of our common stock who hold, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of the such directors. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law.

Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available. We have not paid any dividends since our inception, and we presently anticipate that all earnings will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Holders of our common stock have no preemptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions. Upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities. There are not any provisions in our Articles of Incorporation or our Bylaws that would prevent or delay change in our control. There are no conversions, preemptive or other subscription rights or privileges with respect to any shares.

INTEREST OF NAMED EXPERTS

The financial statements (un-audited) as of September 30, 2006, and the related statements of operations, changes in member's equity and cash flows for the year and period December 31, 2005 (Inception) through September 30, 2006, included in this prospectus have been reviewed by Masotti & Masotti, LLC,, an independent registered public accounting firm, to the extent set forth in its report and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES

Our Bylaws, subject to the provisions of Nevada Law, contain provisions which allow the corporation to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the corporation. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

DESCRIPTION OF BUSINESS

Business Development

Ketner Global Investments, Inc. was incorporated in the state of Nevada on December 31, 2005. On January 1, 2006, Ketner Global Investments, Inc. formally commenced operations at the address of 3904 Warwick, Colleyville, Texas 76034. On August 31 2006, the company moved its corporate office to Little Rock Arkansas.

Our current address is 1100 North University Avenue, Suite 135, Little Rock Arkansas, 72207, and our phone number is 800-280-8192.

We are an engineering and management consulting company providing services for, but not limited to, large scale manufacturing industries. Our clients are typically in the aircraft and automotive industries. We also intend to invest in companies within these industries that we provide engineering consultant work for. Currently, our primary revenue generation is done by consulting for these larger firms. On April 10, the company signed a contract with a major aircraft manufacturer in Little Rock Arkansas. The contract is a "Time and Material" type contract in which Ketner Global Investments, Inc. has been contracted to help in the reduction of deliver times for aircraft produced at this facility by providing engineer consulting personal that specialize in this field.


We are:

- An Engineering Consulting firm

- Searching for investments in companies we provide consulting work

- Seeking additional contracts in the engineering and manufacturing environments.


Since our inception, we have devoted our activities to the following:

- Developing our business plan for North and South American Markets

- Providing Engineering consulting services

- Pursuing additional Engineering Consulting Contracts

- Developing our long term business strategies in the Global Market place


Planned Marketing and Future Business Development

Ketner Global Investments, Inc. relies heavily on the officers past experience and past contacts to maintain continued and obtain new contacts in the engineering consulting fields. The officers of the company have extensive experience in these fields. The company will also rely on the officer's historic performance and reputation with past customers to continually obtain and maintain these types of contracts. Ketner Global Investments, Inc. also relies on the officer's experience in conducting business in North and South American to position the company competitively in these emerging markets.

We intend to consult initially in North America.

Competition

We compete with other engineers and engineering firms with similar background and experience in the engineering consulting environments. Some of our competitors are more established and have substantially greater resources than us. We have a limited history of operations, and currently only have one major contract. The loss of this single contract could adversely affect the company in its ability to continue as a going concern.

Ketner Global Investments, Inc. intends to compete by offering the most experienced and talented individuals in the field of engineering consulting.

Employees

We have the following employees:

James Ketner -	President/CEO/Chairman
Michelle LynRay- Secretary/Treasurer/Director
John Mastoloni-	VP/Director
Alexander Borges-  VP/Director
Pietro Pagliaruli-  Engineer
Rodrigo Ramirez-  Engineer


PLAN OF OPERATIONS

We are an engineering and management consulting company providing services for, but not limited to, large scale manufacturing industries. Our clients are typically in the aircraft and automotive industries. We also intend to invest in companies within these industries that we provide engineering consultant work for. Currently, our primary revenue generation is done by consulting for these larger firms. On April 10, the company signed a contract with a major aircraft manufacturer in Little Rock Arkansas. The contract is a "Time and Material" type contract in which Ketner Global Investments, Inc. has been contracted to help in the reduction of deliver times for aircraft produced at this facility by providing engineer consulting personal that specialize in this field.

We are:

- An Engineering Consulting firm

- Searching for investments in companies we provide consulting work

- Seeking additional contracts in the engineering and manufacturing environments.


Since our inception, we have devoted our activities to the following:

- Developing our business plan for North and South American Markets

- Providing Engineering consulting services

- Pursuing additional Engineering Consulting Contracts

- Developing our long term business strategies in the Global Market place


OPERATIONS

Our current operations involve the following:

On April 10, 2006, the company entered into an agreement to provide engineering consulting for Dassault Falcon Jet Corporation in Little Rock Arkansas. The contract is a `Time and Material' or `Cost Plus' type contract which provides the necessary revenue that Ketner Global Investments, Inc. believes will allow the company to become profitable by the end of the fiscal year, 2006. The contract initially entered into with Dassault Falcon Jet is not for a specific amount, but Ketner Global Investments, Inc. is of the opinion the consulting work provided under this initial agreement would extend to the end of 2009. On August 26, 2006, Dassault Falcon Jet announced the order of 24 additional 700X corporate jets for $1.1 Billion (USD) from Net Jets Europe, a Berkshire Hathaway company. This additional order has the ability of providing Ketner Global Investments, Inc. with consulting work at Dassault Falcon Jet that could last until 2014.

Ketner Global Investments, Inc. is currently seeking additional contracts, and opportunities to purchase engineering and manufacturing firms.

We are a new and developing company with a limited history of operations, revenue, and cash on hand. We are initially trying to meet the requirements of the SEC to become a fully reporting company. If we fail to meet these requirements, we will be unable to secure a qualification for quotation of our securities on the over the counter bulletin board, or if we have secured a qualification, may lose the qualification and our securities would no longer trade on the over the counter bulletin board. Further, if we fail to meet these obligations and as a consequence we fail to satisfy our SEC reporting obligations, investors will now own stock in a company that does not provide the disclosure available in quarterly and annual reports filed with the SEC and investors may have increased difficulty in selling their stock as we will be non-reporting.

We hope to be able to raise additional funds from an offering of our stock in the future for continued growth. However, this offering may not occur, or if it occurs, may not raise the required funding. We do not have any plans or specific agreements for new sources of funding, except for the anticipated loans from management as described below, or any planned material acquisitions. We have no agreements, commitments or understandings in place concerning this type of offering.

Our ability to continue as a going concern is dependent on our ability to maintain current contracts, and secure additional contracts in the future. Our independent auditors have indicated that there is substantial doubt about our ability to continue as a going concern over the next twelve months. Our poor financial condition could inhibit our ability to achieve our business plan. Because we have a limited history of operations, an investor cannot determine if we will continue profitability and growth.

DESCRIPTION OF PROPERTY

We currently rent the following property:


- Address: City/State/Zip: 1100 North University Avenue, Suite 135, Little Rock Arkansas 72207

- Number of Square Feet: 700

- Name of Landlord: RPM Management

- Term of Lease: Annual, expiring 12/31/09

- Monthly Rental: $485.60

- Is adequate for current needs



We do not intend to renovate, improve, or develop properties. We are not subject to competitive conditions for property and currently have no property to insure. We have no policy with respect to investments in real estate or interests in real estate and no policy with respect to investments in real estate mortgages. Further, we have no policy with respect to investments in securities of or interests in persons primarily engaged in real estate activities.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Ketner Global Investments, Inc. was incorporated in the state of Nevada on December 31, 2005. On January 1, 2006, Ketner Global Investments, Inc., a newly formed Nevada corporation formerly commenced operations, and began it's pursuit of engineering consulting contracts in North America and South America. On January 1, 2006, the officers recorded their initial beneficial ownership of their stock as outlined in the tables above.

Except as set forth above, we have not entered into any material transactions with any director, executive officer, and promoter, beneficial owner of five percent or more of our common stock, or family members of such persons.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There is no established public trading market for our securities and a regular trading market may not develop, or if developed, may not be sustained. A shareholder in all likelihood, therefore, will not be able to resell his or her securities should he or she desire to do so when eligible for public re-sales. Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops. We have no plans, proposals, arrangements, or understandings with any person with regard to the development of a trading market in any of our securities.

Penny Stock Considerations

Our shares will be "penny stocks" as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00. Our shares thus will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $1,000,000, or annual income exceeding $100,000 individually or $400,340 together with his or her spouse, is considered an accredited investor. In addition, under the penny stock regulations the broker-dealer is required to:


- Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commissions relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

- Disclose  commissions  payable  to  the  broker-dealer  and  our   registered
  representatives and current bid and offer quotations for the securities;

- Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value and information regarding the limited market in penny stocks; and

- Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.


Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded. In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities. Our shares in all probability will be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

OTC Bulletin Board Qualification for Quotation
To have our shares of common stock on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. We have engaged in preliminary discussions with an NASD Market Maker to file our application on Form 211 with the NASD, but as of the date of this prospectus, no filing has been made. We anticipate that after this registration statement is declared effective, it will take approximately 2 - 8 weeks for the NASD to issue a trading symbol and allow sales of our common stock under Rule 144.

There are 1,000,000 shares of our common stock held by non-affiliates and approximately 4,000,000 shares of our common stock held by affiliates Rule 144 of the Securities Act of 1933 defines as restricted securities.

349,340 of our shares being held by non-affiliates are being registered under this registration statement and will be available for sale when the registration statement is declared effective. The remaining 650,660 shares held by our non affiliates will not be available for resale until January 2007 at the earliest and then only in compliance with the resale restrictions of Rule
144. All of our shares held by affiliates will be subject to the resale restrictions of Rule 144. In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least one year, may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price. These restrictions do not apply to re-sales under Rule 144(k) for non-affiliates holding unregistered shares for at least two years. The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Once this registration statement is effective, the shares of our common stock being offered by our selling shareholders will be freely tradable without restrictions under the Securities Act of 1933.

In addition to the shares available for resale under this registration statement, as a result of the provisions of Rule 144, all of the restricted securities could be available for sale in a public market, if developed, beginning 90 days after the date of this prospectus, assuming the volume and method of sale limitations in Rule 144 can be satisfied to the extent required.
 The volume limitations limit affiliate sales to no more than 1% of our total issued and outstanding securities every 90 days. The manner of sale limitations requires sales through a broker on the market in an unsolicited transaction. The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Holders

As of the date of this registration statement, we had approximately 24 shareholders of record of our common stock.

Dividends

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings for use in our business. Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts, as the Board of Directors deems relevant.

Reports to Shareholders

As a result of this offering, we will become subject to the information and reporting requirements of the Securities Exchange Act of 1934 and will file periodic reports, proxy statements, and other information with the Securities and Exchange Commission through December 31, 2006, assuming this registration statement is declared effective before that date. Thereafter, we will continue as a reporting company and will be subject to the proxy statement or other information requirements of the 1934 Act as the result of filing a registration statement on Form 8-A. We will voluntarily send an annual report to shareholders containing audited financial statements.

Where You Can Find Additional Information

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 statement. For further information about us and the shares of common stock to be sold in the offering, please refer to the registration statement and the exhibits and schedules thereto. The registration statement and exhibits may be inspected, without charge, and copies may be obtained at prescribed rates, at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The registration statement and other information filed with the SEC are also available at the web site maintained by the SEC at http://www.sec.gov.

EXECUTIVE COMPENSATION

We have not paid any compensation to our Directors, and have no arrangements in place to pay them compensation in the future.

Board Compensation

Members of our Board of Directors do not receive compensation for their services as Directors.



                        KETNER GLOBAL INVESTMENTS, INC.
                             FINANCIAL STATEMENTS
            FOR THE NINE MONTHS ENDED SEPTMEBER 30, 2006 AND 2005
      WITH CUMULATIVE TOTALS FOR THE PERIOD DECEMBER 31, 2005 (INCEPTION)
                    THROUGH SEPTEMBER 30, 2006 (UNAUDITED)





                        KETNER GLOBAL INVESTMENTS, INC.
                   INDEX TO FINANCIAL STATEMENTS (UNAUDITED)

                                                                          Page
									  ----
Balance Sheet with Cumulative Totals for the
   Period December 31, 2005 (Inception)
   through September 30, 2006 (Unaudited)..................................F-1

Statements of Operations for the Nine Months
   Ended September 30, 2006 and 2005 with Cumulative
   Totals for the Period December 31, 2005 (Inception)
   through September 30, 2006 (Unaudited)..................................F-2

Statement of Changes in Member's and Stockholders'
   Equity for the Period December 31, 2005 (Inception)
   through September 30, 2006 (Unaudited)..................................F-3

Statements of Cash Flows for the Nine Months Ended
   September 30, 2006 and 2005 with Cumulative Totals
   for the Period December 31, 2005 (Inception) through
   September 30, 2006 (Unaudited)..........................................F-4

Notes to Financial Statements..............................................F-5

                        KETNER GLOBAL INVESTMENTS, INC.
                                 BALANCE SHEET
      WITH CUMULATIVE TOTALS FOR THE PERIOD DECEMBER 31, 2005 (INCEPTION)
                    THROUGH SEPTEMBER 30, 2006 (UNAUDITED)



                                  ASSETS

CURRENT ASSETS
    Cash and cash equivalents                                              $    18,450
    Prepaid expenses and other current assets                                   73,098
									   -----------
TOTAL CURRENT ASSETS                                                       $    91,548
									   ===========

LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT) AND MEMBERS EQUITY (DEFICIT)

CURRENT LIABILITIES
   Current portion of notes payable                                        $    39,759
TOTAL CURRENT LIABILITIES                                                       39,759
									   -----------
LONG-TERM LIABILITIES
   Notes payable, net of current maturities                                          0
TOTAL LONG-TERM LIABILITIES                                                          0

TOTAL LIABILITIES                                                          $    39,759
									   -----------
STOCKHOLDERS' EQUITY (DEFICIT)
   Common stock, $.001 Par Value, 5,000,000
Shares authorized, 4,449,340 shares issued and outstanding                      25,037
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                                       $    25,037
									   -----------
MEMBER'S EQUITY (DEFICIT)
   Member's Equity (Deficit)                                                    36,498
TOTAL MEMBER'S EQUITY (DEFICIT)                                            $    36,498
									   -----------
   Accumulated deficit                                                          (1,696)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT) AND
MEMBER'S EQUITY (DEFICIT)                                                  $    99,598
									   ===========

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                        KETNER GLOBAL INVESTMENTS, INC.
                           STATEMENTS OF OPERATIONS
            FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005
            WITH CUMULATIVE TOTALS FOR THE PERIOD DECEMBER 31, 2005
              (INCEPTION) THROUGH SEPTEMBER 30, 2006 (UNAUDITED)


                                                     PERIOD OF                   DECEMBER 31, 2005
                                                 NINE MONTHS ENDED		     THROUGH
                                          	 SEPTEMBER 30, 2006    2005	SEPTEMBER 30, 2006
						 ------------------    ----	------------------
OPERATING REVENUES
   Revenues                             	 $    	     42,562    $  0	$   	    42,562

OPERATING EXPENSES
   General and Administrative Expenses      	 	     15,709       0    		    15,709
   Depreciation and amortization             		     27,415       0     	    27,415
TOTAL OPERATING EXPENSES                	 $    	     43,124    $  0	$   	    43,124
						 ------------------    ----	------------------
NET PROFIT (LOSS) BEFORE OTHER (EXPENSE)   		       (562)      0   		      (562)

OTHER (EXPENSE)
   Interest expense                           	 	      1,134       0       	     1,134
TOTAL OTHER (EXPENSE)                   	 $            1,134       0       	     1,134

NET INCOME (LOSS)                       	 $  	     (1,696)   $  0	$  	    (1,696)
						 ------------------    ----	------------------


   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                                      F-2


                        KETNER GLOBAL INVESTMENTS, INC.
            STATEMENT OF CHANGES IN MEMBER'S & STOCKHOLDER'S EQUITY
    FOR THE PERIOD DECEMBER 31, 2005 (INCEPTION) THROUGH SEPTEMBER 30, 2006
                                  (UNAUDITED)



Balance, December 31, 2005 (Inception)                      	$     	   0

Net Income/Loss for the Year                                	$     	   0

Member Contributions                                        	$     	   0

Common Stock, $.001 Par Value                                 	   5,000,000

Balance, January 1, 2006                                    	$          0

Shares issued for acquisition                                     	   0

Additional Paid-in Capital                                  	$     20,588

Member Contributions                                        	$     36,498

Net Income (Loss) for the Period through September 30, 2006 	$     (1,696)

Balance, September 30, 2006                                 	$     55,630
								------------

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                                      F-3







                        KETNER GLOBAL INVESTMENTS, INC.
                           STATEMENTS OF CASH FLOWS
                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006
            WITH CUMULATIVE TOTALS FOR THE PERIOD DECEMBER 31, 2005
               (INCEPTION) THROUGH SEPTEMBER 30, 2006 (UNAUDITED)


                                                     PERIOD OF                   DECEMBER 31, 2005
                                                 NINE MONTHS ENDED		     THROUGH
                                          	 SEPTEMBER 30, 2006    2005	SEPTEMBER 30, 2006
						 ------------------    ----	------------------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net Income (Loss)                             $  	     (1,696)   $  0     $	    (1,696)

ADJUSTMENTS TO RECONCILE NET INCOME TO
	  NET CASH (USED IN) OPERATING

ACTIVITIES:
   Depreciation and amortization                             27,415                	    27,415
TOTAL ADJUSTMENTS                                $    	     27,415    $  0      $   	    27,415

NET CASH (USED IN) OPERATING ACTIVITIES (LOSS)   $  	     (1,696)   $  0      $  	    (1,696)
						 ------------------    ----	------------------
CASH FLOWS FROM SALE OF COMPANY STOCK
   Shareholder's Equity                          $    	     20,588    $  0      $    	    20,588

CASH FLOWS FROM MEMBER'S CONTRIBUTIONS
   Member's equity contributions                 $   	     36,498    $  0    	 $    	    36,498

TOTAL CASH AND CASH EQUIVALENTS                  $    	     18,449    $  0      $   	    18,449

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
   Cash paid for interest                        $            1,134    $  0    	 $           1,134
						 ------------------    ----	------------------

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                                      F-4
                        KETNER GLOBAL INVESTMENTS, INC.
                       FINANCIAL STATEMENTS (UNAUDITED)
                         SEPTEMBER 30, 2006 AND 2005


NOTE 1 -ORGANIZATION AND BASIS OF PRESENTATION

Ketner Global Investments, Inc. (the "Company"), was incorporated on December 31, 2005 to be effective, January 1, 2006 as a Nevada corporation.

The company provides engineering and management consulting services for, but not limited to, large scale manufacturing industries.


NOTE 2 -SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES
The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

START-UP COSTS
In accordance with the American Institute of Certified Public Accountants Statement of Position 98-5, "Reporting on the Costs of Start-up Activities", the Company expenses all costs incurred in connection with the start-up and organization of the Company.

REVENUE RECOGNITION
Revenue attributable to undelivered elements, including technical support, will be based on the sales price of those elements, and will be recognized ratably on a straight-line basis over the term of the agreement. Post-contract customer support revenue will be recognized ratably over the contract period.

The Company will assess probability of collection based on a number of factors, including the creditworthiness of the customer. New customers will be subject to a credit review process that evaluates the customers' financial position and ultimately its ability to pay according to the original terms of the arrangement. Based on this review process, if it is determined from the outset of an arrangement that collection of the resulting receivable is not probable, the Company will establish an allowance for uncollectibles.

INCOME TAXES
The Company accounts for income taxes utilizing the liability method of accounting. Under the liability method, deferred taxes are determined based on differences between financial statement and tax bases of assets and liabilities at enacted tax rates in effect in years in which differences are expected to reverse. Valuation allowances are established, when necessary, to reduce deferred tax assets to amounts that are expected to be realized.

ADVERTISING
The Company's policy is to expense the costs of advertising and marketing as incurred. All advertising and marketing costs are included in the statements of operations for the three months ended September 30, 2006 and 2005.

RECENT ACCOUNTING PRONOUNCEMENTS
On December 16, 2004, FASB issued Statement of Financial Accounting Standards No. 153, "Exchanges of Non-monetary Assets, an amendment of APB Opinion No. 29, Accounting for Non-monetary Transactions" (" SFAS 153"). This statement amends APB Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. Under SFAS 153, if a non-monetary exchange of similar productive assets meets a commercial-substance criterion and fair value is determinable, the transaction must be accounted for at fair value resulting in recognition of any gain or loss. SFAS 153 is effective for non-monetary transactions in fiscal periods that begin after June 15, 2005. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.


NOTE 3-GOING CONCERN

As shown in the accompanying financial statements, as is typical of companies going through the development stage, the Company incurred a net loss for the nine months ended September 31, 2006 of $1,696.

The Company signed its first contract on April 10, 2006 and there is no guarantee that the Company will be able to generate enough revenue and/or raise capital to support current operations and generate anticipated sales. This raises substantial doubt about the Company's ability to continue as a going concern.

The Company did sell 349,340 shares for $20,588 in cash between January and September of 2006. Management believes that the Company's future capital requirements will depend on many factors including the success of the Company's product development efforts.

The condensed consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties


NOTE 4-STOCKHOLDERS' EQUITY (DEFICIT)

The Company was established with 5,000,000 shares of authorized common stock with a par value of $.001.

From January 1, 2006, through September 30, 2006, the company sold 349,340 shares of common stock in a private sale to the above named individuals or entities in order to finance the company's initial operations. The total dollar amount received for the sale of the securities was $20,588.


NOTE 5-COMMITMENTS

The Company has entered into contracts for services as follows:

a) Dassault Falcon Jet Corporation. To provide continual engineering and project management consulting work throughout the lifecycle of the 700, 900, and 2000 series aircraft.

The Company has recognized expenses as incurred under the accrual method of accounting. As of September 30, 2006 there are no amounts accrued for these services.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

PROSPECTUS
KETNER GLOBAL INVESTMENTS, INC.

Dated November 9, 2006

The selling shareholders are offering up to 349,340 shares of common stock. The selling shareholders will offer and sell their shares at $.50 per share until our shares are quoted on the OTC Bulletin Board, and, assuming we secure this qualification for quotation, thereafter at prevailing market prices or privately negotiated prices.

Dealer Prospectus Delivery Obligation

Until _________ (90 days from the date of this prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


PART II-INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Pursuant to Section 607.0850 of the Nevada Statutes, the Registrant has the power to indemnify any person made a party to any lawsuit by reason of being a director or officer of the Registrant, or serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best shares of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The By-laws of Ketner Global Investments, Inc. provide that it shall indemnify its directors and officers to the fullest extent permitted by Nevada law. With regard to the foregoing provisions, or otherwise, Ketner Global Investments, Inc. has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Ketner Global Investments, Inc. will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by us in connection with the issuance and distribution of the securities being offered by this prospectus. Items marked with an asterisk (*) represent estimated expenses. We have agreed to pay all the costs and expenses of this offering. Selling security holders will pay no offering expenses.

ITEM                    				AMOUNT
-------------------------------------------		------
SEC Registration Fee*                          		    20
Legal Fees and Expenses                     		 1,000
Accounting Fees and Expenses*               		 1,500
Printing, Edgar, Postage and Miscellaneous*		 1,500
							------
Total*                                     		$3,520

* Estimated Figure

RECENT SALES OF UNREGISTERED SECURITIES

Ketner Global Investments, Inc. was incorporated in the state of Nevada on December 31, 2006. From January 1, 2006 thru July 30, 2006, we sold 349,340 shares of common stock to 20 of the individuals or entities listed in the Selling Stockholders, who were accredited investors or sophisticated investors, for strategic business development at an average price of $.06 per share for a total of $20,588.

We relied upon Section 4(2) of the Securities Act of 1933, as amended for the above issuances. We believed that Section 4(2) was available because:

None of these issuances involved underwriters, underwriting discounts or commissions;


- We placed restrictive legends on all certificates issued;

- No sales were made by general solicitation or advertising;

- The distributions were made only to investors who were accredited or sophisticated enough to evaluate the risks of the investment.


In connection with the above transactions, although some of the investors were accredited, we provided the following to all investors:

- Access to all our books and records.

- Access to all material contracts and documents relating to our operations.

- The  opportunity  to  obtain  any  additional  information, to the extent  we
  possessed  such  information,  necessary  to  verify  the  accuracy  of   the
  information to which the investors were given access.

Prospective investors were invited to review at our offices at any reasonable hour, after reasonable advance notice, any materials available to us concerning our business. Prospective Investors were also invited to visit our offices.


EXHIBITS

Item 3

1.  Articles of Incorporation of Ketner Global Investments, Inc.
2.  Bylaws of Ketner Global Investments, Inc.
3.  Organizational documents of Ketner Global Investments, Inc.
4.  Exchange Agreement

Item 4

Form of common stock Certificate of the Ketner Global Investments, Inc.(1)

Item 5

1  Consent of John Masotti, CPA*



*Filed herewith

All other Exhibits called for by Rule 601 of Regulation SB-2 or SK are not applicable to this filing.

(1) Information pertaining to our common stock is contained in our Articles of Incorporation and Bylaws.


UNDERTAKINGS

Information pertaining to our common stock is contained in our Articles of Incorporation and Bylaws. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes to:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing,, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) Include any additional or changed material information on the plan of distribution.

2. For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 ({section}230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

 Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on our behalf by the undersigned, thereunto duly authorized, in Little Rock, Arkansas on November 9, 2006.


KETNER GLOBAL INVESTMENTS, INC.

Date: 11/09/2006

By:  /s/ James Ketner
     ----------------
     James Ketner
     Principal Executive Officer
     Principal Financial Officer and Principal Accounting Officer


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


KETNER GLOBAL INVESTMENTS, INC.

Date: 11/09/2006

By:  /s/ Michelle LynRay
     -------------------
     Michelle LynRay
     Director/Secretary/Treasurer